UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2005

SONTRA MEDICAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Parkway

Franklin, Massachusetts 02038

(Address of Principal Executive Offices) (Zip Code)

(508) 553-8850

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stock Option Acceleration

On May 24, 2005, Sontra Medical Corporation (the “Company”) approved the acceleration of vesting of all outstanding unvested stock options with exercise prices equal to or greater than $1.45 per share previously awarded to its employees, including its executive officers, and its directors under the Company’s equity compensation plans. The acceleration of vesting is effective for stock options outstanding as of May 24, 2005. Options to purchase an aggregate of 1,039,438 shares of common stock (of which options to purchase an aggregate of 602,063 shares of common stock are held by executive officers of the Company and options to purchase an aggregate of 50,000 shares of common stock are held by directors of the Company) have been accelerated. The weighted average exercise price of the accelerated options is $2.04. Under the recently issued Financial Accounting Standards Board Statement No. 123R, “Share-Based Payment” (“FAS 123R”), the Company will be required to apply the expense recognition provisions under FAS 123R beginning January 1, 2006. The Company believes that accelerating the vesting of the identified stock options will reduce the Company’s compensation charges in subsequent periods.

Director Compensation

On May 24, 2005, the Board of Directors of the Company, following the recommendations of the Compensation Committee of the Board, approved revisions to the fees paid to directors for attending certain meetings and to the number of shares covered by the annual option grants made to directors. Effective May 24, 2005, directors of the Company are entitled to the following compensation:

Directors who are neither employees nor consultants of the Company receive cash compensation of $2,500 per in-person Board meeting attended. Committee members receive cash compensation of $500 per in-person committee meeting attended that falls on a date other than the date of a Board meeting and $500 per teleconference meeting attended. The Committee Chairman receives cash compensation of $1,500 per committee meeting (both in-person and via teleconference) attended that falls on a date other than the date of a Board meeting. The Chairman of the Board also receives cash compensation of $2,500 per month. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Directors who are neither employees nor consultants of the Company also receive an initial option grant of 50,000 shares upon initial election to the Board and an annual option grant to purchase 25,000 shares of common stock. All director options shall have an exercise price equal to the fair market value of the common stock on the date of grant, shall be fully vested and exercisable upon grant, and shall be exercisable for a term of ten years.

Director Option Grants

On May 24, 2005, the Company granted annual director options to purchase 25,000 shares of common stock to each of Joseph F. Amaral, Gary S. Kohler, Robert S. Langer, Gerard E. Puorro, Brian F. Sullivan and Michael R. Wigley. In addition, Mr. Wigley received an option to purchase 25,000 shares of common stock in recognition of his continued service as Chairman of the Board, and an option to purchase 31,579 shares of common stock to replace an expiring stock option granted in 2000. All of the foregoing options have an exercise price of $1.52, were fully vested and exercisable upon grant, and shall be exercisable for a term of ten years.

Item 3.03 Material Modification to Rights of Security Holders

On May 25, 2005, the Company filed Articles of Amendment to its Second Amended and Restated Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Minnesota, increasing the number of shares of common stock of the Company authorized for issuance from 40,000,000 to 60,000,000 shares. On February 15, 2005, the Board of Directors of the Company adopted resolutions approving the Amendment, subject to shareholder approval. On May 24, 2005, at the Annual Meeting of Shareholders, the Company’s shareholders approved the Amendment.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

4.1	Articles of Amendment of Second Amended and Restated Articles of Incorporation, dated May 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sontra Medical Corporation

	By:	/s/ Sean F. Moran
Date: May 31, 2005		Sean F. Moran
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles of Amendment of Second Amended and Restated Articles of Incorporation, dated May 25, 2005.